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                                                                  Exhibit 10.704
                                                                  EXECUTION COPY

                            COOPERATION AND COLLABORATION AGREEMENT dated as
                    of November 20, 1994 (this "Agreement"), among CIBA-GEIGY LIMITED, a Swiss corporation ("CGL"), and CHIRON CORPORATION, a Delaware corporation ("Chiron").

          WHEREAS the parties have determined to enter into a strategic partnership in the area of biotechnology and other new technologies in the field of human healthcare under which they will cooperate in the marketing and manufacturing and collaborate in research and development projects to discover and bring to market, Modern Health Care Products (as hereinafter defined) to be selected by the parties over the course of the collaboration;

          WHEREAS the parties embrace the principle of seeking opportunities within which they can each be the best partner for the other, and opportunities within which their cooperation and collaboration will bring together complementary technical and commercial strengths permitting them to achieve greater success than they could achieve separately;

          WHEREAS the parties also intend to cooperate in order to strengthen each other's scientific, marketing and manufacturing positions;

          WHEREAS the parties intend to conduct their relationships hereunder on an arm's length basis;

          WHEREAS the parties desire that Chiron continue to pursue, and that they cooperate in order to accelerate the achievement of, Chiron's strategic mission to become a world-leading, fully-integrated, technology-based health care company using biotechnology and other emerging technologies (including, without limitation, medicinal chemistry, combinatorial libraries, ophthalmic medications, devices and treatments) ("Chiron's Strategic Mission");

          WHEREAS the parties intend that Chiron's corporate and scientific cultures will be preserved, that Chiron will remain and be perceived to remain an autonomous and entrepreneurial business within its Strategic Mission and that Chiron will continue to be a worldwide center of excellence in the area of biotechnology;


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                                                                               2

          WHEREAS the parties acknowledge that in pursuit of their respective strategic missions, each party will be free to continue to enter into extensive collaborations with third parties which will be negotiated and managed independently of the other party and under terms that protect fully the rights and opportunities of such third parties;

          WHEREAS the parties expect and intend that Chiron serve as an acquisition platform to acquire technologies and businesses to fulfill its Strategic Mission;

          WHEREAS the parties desire to set forth their agreements and covenants and other terms and conditions with respect to the foregoing, including the terms under which the parties will cooperate and collaborate with each other in the area of biotechnology; and

          WHEREAS Chiron, CGL, Ciba-Geigy Corporation, a New York corporation, and Ciba Biotech Partnership, Inc., a New York corporation, have entered into the Investment Agreement dated as of the date hereof (the "Investment Agreement"), and Chiron, CGL and Corp have entered into the Governance Agreement dated as of the date hereof (the "Governance Agreement").

          NOW, THEREFORE, in consideration of the covenants and agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows.

                                    ARTICLE I

                           DEFINITIONS; INTERPRETATION

          SECTION 1.01. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

          "AFFILIATE" shall have the meaning ascribed thereto in the Investment Agreement.

          "MODERN HEALTH CARE INTELLECTUAL PROPERTY" shall mean any Intellectual Property that could reasonably be expected to be used in the development or production of, or as a component of, a Modern Health Care Product.


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                                                                               3

          "MODERN HEALTH CARE PRODUCTS" shall mean (i) biopharmaceuticals,
(ii) other pharmaceutical products discovered, developed, acquired or manufactured using biotechnology processes, medicinal chemistry and/or new biologies and (iii) any other products which fall within Chiron's Strategic Mission, but shall not include ophthalmic surgical device products.

          "DEVELOPING PARTY" shall mean, with respect to any Modern Health Care Product, as of any date of determination, the party that has the right to market and distribute such Modern Health Care Product in any territory or the party that has the right to manufacture such Modern Health Care Product, as applicable (including, in each case, the right to convey such right to the other party).

          "INTELLECTUAL PROPERTY" shall mean know-how, inventions, discoveries and trade secrets, whether patentable or not in any jurisdiction; patents, applications for patents (including, without limitation, divisions, continuations, continuations in-part and renewal applications, and any renewals, extensions or reissues thereof, or supplementary patent certificates derived therefrom, in any jurisdiction); and technologies, whether developed or currently under development.

          "NON-DEVELOPING PARTY" shall mean, with respect to any Modern Health Care Product, as of any date of determination, the party that is not the Developing Party.

          "PERSON" shall have the meaning ascribed thereto in the Investment Agreement.

          "SCIENCE COMMITTEE" shall mean the Science Committee referred to in
Section 2.02.

          "SCIENTIFIC CONFERENCE" shall refer to the Scientific Conference to be held each calendar year in accordance with Section 2.03.

          "SUBSIDIARY" shall have the meaning ascribed thereto in the Investment Agreement.

          "VOTING STOCK" shall have the meaning ascribed thereto in the Governance Agreement.


          SECTION 1.02. INTERPRETATION. (a) The rules of interpretation set forth in Section 7.04 of the Investment


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                                                                               4

Agreement shall apply to this Agreement, and the provisions thereof shall be deemed to be incorporated by reference herein.

          (b) As used in this Agreement, a party shall be competent with respect to any project or activity if such party has the requisite capabilities (expertise, personnel, intellectual property and/or other capabilities as applicable) and is well positioned to accelerate achievement of the success of the project or activity in question, in the reasonable judgment of the other party.

          (c) As used in this Agreement, an obligation to negotiate in good faith means that persons having the requisite competence and authority to negotiate are available and ready to negotiate at the request of the other party and includes the obligation to consider in good faith whether a commercially reasonable arrangement should be negotiated and if so the terms on which such arrangement should be made, which shall be negotiated at arm's length.

          (d) References herein to a party shall mean either Chiron or CGL unless the context otherwise requires. References herein to a third party shall mean a person other than Chiron and CGL or their subsidiaries or affiliates.

                                   ARTICLE II

                     RESEARCH AND DEVELOPMENT COLLABORATIONS

          SECTION 2.01. GENERAL PRINCIPLES. (a) Chiron and CGL shall be the preferred partners of each other in the areas of Modern Health Care Products and related techniques and shall encourage programs to strengthen each other's scientific strengths and capabilities where such collaboration is in their respective best interests.

          (b) CGL encourages Chiron to enter into extensive collaborations with third parties in pursuit of its Strategic Mission. Accordingly, neither party's position as the preferred collaborator of the other party shall in any way prohibit such other party from collaborating with third parties or influence the terms of any such collaboration.

          SECTION 2.02. SCIENCE COMMITTEE. (a) The parties shall establish and maintain a Science Committee composed of an equal number of senior executives and


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                                                                               5

scientists of Chiron and CGL. The members of the Science Committee will meet on a periodic basis to exchange information initially on a non-confidential basis regarding fields of research interest, strategic scientific and technical plans, capabilities and opportunities of their respective companies and other information that may lead to new opportunities, or enhance existing opportunities, for the other party or for collaborative projects and ventures. If mutually agreed, the parties may provide confidential information, subject to agreement upon appropriate protection of the confidentiality of such information. If opportunities of mutual interest are identified, the Scientific Committee will propose mechanisms for converting such opportunities into actual projects and ventures; PROVIDED, HOWEVER, that no information need be disclosed (or may be requested by representatives of either party to be disclosed) in meetings of the Science Committee that (i) is subject to then existing third party rights and contractual obligations of the parties (ii) is necessary for the perfection or protection of intellectual property (iii) in the reasonable judgment of the disclosing party represents corporate opportunities; or (iv) is the subject of then existing negotiation with third parties.

          (b) The Science Committee may prepare proposals from time to time for the parties regarding exchanges of scientists employed by the parties for limited periods of time in furtherance of the cooperation and collaboration purposes of this Agreement.

          SECTION 2.03. ANNUAL SCIENTIFIC CONFERENCE. Each calendar year, commencing with 1995, the parties shall jointly conduct a Scientific Conference which shall be attended by key scientific personnel of each of the parties and such other persons as the parties shall determine. Each Scientific Conference shall be planned and supervised by the Science Committee, and the Science Committee shall determine the location, length of time and nature of the activities with respect thereto. Neither party shall be required to disclose any information which it decides to treat as confidential.

          SECTION 2.04. RESEARCH AND/OR DEVELOPMENT COLLABORATIONS. (a) In furtherance of the general principles set forth in Section 2.01, if at any time either party (the "Proposing Party") desires to pursue a collaboration regarding a research and/or development project or activity with the other party (the "Non-Proposing


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Party") in an area in which the Proposing Party has competence and has a proposal to establish a research or development activity that will contribute materially to the success of the collaboration, then the Proposing Party shall deliver written notice to that effect to the Non-Proposing Party describing such proposed project or activity in reasonable detail (a "Collaboration Proposal") (but without the disclosure of any information the Proposing Party decides to treat as confidential).

          (b) For a period of 90 days following delivery of the written notice referred to in Section 2.04(a) (or such longer or shorter period as the parties may agree) (each, a "Collaboration Negotiation Period"), the parties shall explore the nature and feasibility of the Collaboration Proposal and shall negotiate in good faith regarding the terms of the Proposed Collaboration, and shall not initiate discussions or negotiations with any third party or enter into any agreement with any third party regarding such Collaboration Proposal until the expiration of the applicable Collaboration Negotiation Period, subject to the following provisions:

     (i) If Non-Proposing Party concludes that a Collaboration Proposal is overly-broad such that it interferes with the ability of the Non-Proposing Party to promptly pursue a newly discovered opportunity, then the Non-Proposing Party shall so inform the Proposing Party and the two shall reasonably narrow the scope of the Collaboration Proposal promptly and in any event within 15 days in a manner which fairly reflects the interests and potential of the Collaboration Proposal and the interests and needs for the Non-Proposing Party to restrict the Collaboration Proposal.

     (ii) The Non-Proposing Party shall have the right to decline immediately and terminate the Collaboration Negotiation Period if the Collaboration Proposal would infringe or violate any obligations of the Non-Proposing Party to any third party.

    (iii) In the event that, prior to receipt of the Collaboration Proposal, the Non-Proposing Party has commenced and is continuing negotiations with a third party with respect to matters which would


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          be covered by the Collaboration Proposal, the Non-Proposing Party
          agrees to consider the Collaboration Proposal in good faith, but shall not have any obligation to delay the third party negotiations, and may elect at any time to reject the Collaboration Proposal and conclude the third party agreement.

     (iv) Neither party shall be precluded from responding to and discussing proposals initiated by third parties during the Collaboration Negotiation Period, subject to the restriction on concluding agreements set forth above.

     (v) If, at the end of the Collaboration Negotiation Period, the parties mutually agree to continue good faith negotiation regarding the Collaboration Proposal, the Collaboration Negotiation Period shall be extended for an additional 90 days, or such other period as the parties shall mutually determine.

          (c) After the expiration of such Collaboration Negotiation Period, neither Party shall be restricted in any way under this Article IV from discussing or negotiating with any person, or entering into any agreement, regarding the applicable collaboration which was the subject of such Collaboration Negotiation Period.

          (d) Each Collaboration Proposal shall be reasonably specific and shall not be so broad as to incorporate several different technologies, targets or therapies, except where the Collaboration Proposal seeks to combine such technologies, targets or therapies so as to form a rational basis for exploring a new technology or product development idea. No Collaboration Proposal shall be made within two years after the rejection of a Collaboration Proposal containing the same subject matter as such rejected Collaboration Proposal. Each party shall notify the other party of its first Collaboration Proposals within one month after the Effective Date and thereafter as each party may elect. Unless otherwise agreed, neither party shall submit more than five
Collaboration Proposals within any one year, PROVIDED, HOWEVER, that nothing in this Article II shall restrict or impede the parties from exploring collaborations with each other outside of the procedures of this Article II.


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          (e) Nothing in this Section 2.04 shall require either party to violate any contractual obligation owed to any third party with respect to any proposed research and development collaboration.

          SECTION 2.05. COMBINATORIAL CHEMISTRY COLLABORATION. The parties contemplate that the first collaboration to be undertaken will be in the field of combinatorial chemistry for the purpose of discovering new pharmaceutically active compounds and/or significant pharmaceutical uses for existing compounds. Accordingly, promptly after the execution hereof, the parties shall negotiate in good faith regarding a strategic research and development collaboration in the field of combinatorial chemistry. In addition, the parties shall explore their interest in, and negotiate in good faith regarding, the granting to Chiron of access to CGL's compound archives and libraries in connection with such combinatorial chemistry collaboration.

          SECTION 2.06. FUNDING COLLABORATION FIRST OFFER. Notwithstanding anything herein to the contrary, in no event shall any party hereto enter into any material research and development collaboration related to Chiron's Strategic Mission with any third party if such third party's only material contribution to the collaboration is expected to be funding, unless such party hereto has first offered the other party hereto the opportunity to enter into such collaboration on the same terms as such third party. The restrictions of this Section 2.06 shall not apply to collaborations with non-commercial sources of funding, including grants; nor shall it apply to financing arrangements with third parties in which the consideration to the third party is the return on financing, e.g. SWORD financing.

                                   ARTICLE III

                           MARKETING AND DISTRIBUTION

          SECTION 3.01. GENERAL PRINCIPLE. After the Effective Date, with respect to each Modern Health Care Product, the Non-Developing Party thereof will be the preferred and if the parties agree, the exclusive marketing and distribution channel for any market category (territory, disease category, customer group, etc.) ("Market Category") in which the Developing Party determines not to market such


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                                                                               9

Modern Health Care Product by itself unless a third party has a contractual right to market and distribute such Modern Health Care Product in such Marketing Category or the Non-Developing Party is not competent to market and distribute such Modern Health Care Product in such Market Category. Without limiting the foregoing, Chiron will be the preferred marketing channel for hospital-based marketing and distribution, particularly for critical care and oncology products, provided the parties understand and agree that Ciba will conduct and/or develop its own marketing and distribution activities in these areas, as it finds to be in its best interests.

          SECTION 3.02. MARKETING RIGHT OF FIRST REFUSAL. (a) If at any time a Developing Party decides to have a third party market, or assist in marketing, a product of the Developing Party or to which the Developing Party has access within one or more Market Categories, the Developing Party shall send written notice to that effect (each, a "Marketing Information Notice") to the Non-Developing Party, which notice shall contain the material terms on which the Developing Party desires that such Modern Health Care Product be marketed in a Market Category.

          (b) For a period of 90 days following the receipt by the Non-Developing Party of a Marketing Information Notice in accordance with
Section 3.02(a) (or such longer or shorter period as the parties may agree) (each, a "Marketing Negotiation Period"), the parties shall negotiate in good faith, regarding whether and on what terms the Non-Developing Party will market and distribute the applicable Modern Health Care Product in the applicable Market Category, PROVIDED, HOWEVER, that if the Non-Developing Party has no interest in marketing such product, it shall promptly inform the Developing Party of this fact, thereby terminating the Marketing Negotiation Period. In the event that the parties have not reached agreement regarding such terms during the Marketing Negotiation Period, the Non-Developing Party shall, prior to the expiration thereof, deliver to the Developing Party a proposal (a "Marketing Proposal") containing the material terms on which the Non-Developing Party proposes to market and distribute such Modern Health Care Product in such Market Category. If the Developing Party determines to accept such Marketing Proposal, then it shall so notify the Non-Developing Party and the parties shall promptly enter into a binding written agreement containing the terms thereof. If the Developing Party determines not to accept such Marketing Proposal, then

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it shall so notify the Non-Developing Party of its rejection thereof, whereupon the Developing Party shall have the right to negotiate with (but not to disclose the terms of the Marketing Proposal to) any third party, and enter into, an agreement (a "Third Party Marketing Agreement") pursuant to which such third party will participate in the marketing, distribution and/or sales of such Modern Health Care Product in such Market Category; PROVIDED, HOWEVER, that the Developing Party shall not enter into such Third Party Marketing Agreement, and shall instead accept the applicable Marketing Proposal, unless the Developing Party determines in good faith that the terms of such Third Party Marketing Agreement, taken as a whole, are more favorable to the Developing Party, than the terms of such applicable Marketing Proposal, taken as a whole, recognizing the principle that the Non-Developing Party is the preferred partner in all circumstances in which the proposals are roughly comparable.

          (c) The Developing Party shall not enter into any agreement with any person other than the Non-Developing Party, in each case with respect to the marketing and development of any Modern Health Care Product referred to in
Section 3.02(a) in any Market Category referenced therein, until the expiration of the applicable Marketing Negotiation Period and the delivery of notice to the Non-Developing Party by the Developing Party of the Developing Party's rejection of the applicable Marketing Proposal in accordance with Section 3.02(b).

          SECTION 3.03. SUPERSEDING RIGHTS OF DEVELOPING PARTY. Notwithstanding anything in Section 3.02 to the contrary, with respect to any Modern Health Care Product, the Non-Developing Party shall have no rights and the Developing Party shall have no obligations under such Section 3.02 with respect to marketing and developing such Modern Health Care Product in any Market Category under any of the following circumstances:

          (a) if any third party has, or acquires at any time before product development is substantially complete, a contractual right to market, distribute and/or sell or participate in the determination of the marketing and distribution plan for, such Modern Health Care Product in such Market Category; or


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          (b) if the Non-Developing Party is not competent to market and distribute such Modern Health Care Product in such Market Category.

                                   ARTICLE IV

                                  MANUFACTURING

          SECTION 4.01. GENERAL PRINCIPLE. (a) After the Effective Date, with respect to each Modern Health Care Product, the Non-Developing Party thereof will be the preferred manufacturer to the extent that the Developing Party determines not to manufacture such Modern Health Care Product (or any component thereof) by itself unless a third party has a contractual right to manufacture such Modern Health Care Product or the Non-Developing Party is not competent to manufacture such Modern Health Care Product.

          (b) The parties will periodically exchange information concerning their available manufacturing capacities, capabilities and requirements and proposed capital investments in the area of manufacturing so as to avoid duplication of investment and to plan for optimal utilization of their manufacturing capacities, capabilities, and requirements, subject to any obligations to third parties; PROVIDED FURTHER that neither party shall be required to disclose any information where it believes such disclosure would undermine its corporate strategy, compromise any third party confidential information or prejudice its ability to pursue corporate opportunities on its own.

          SECTION 4.02. MANUFACTURING RIGHT OF FIRST NEGOTIATION. (a) In furtherance of the general principle set forth in Section 4.01, if at any time a Developing Party desires that a Modern Health Care Product (or any component thereof) be manufactured on its behalf by another person, then such Developing Party shall send written notice to that effect (each, a "Manufacturing Information Notice") to the Non-Developing Party, which notice shall contain the material terms on which the Developing Party desires that such Modern Health Care Product (or such component) be manufactured on its behalf.

          (b) For a period of 90 days following the receipt by the Non-Developing Party of a Manufacturing Information Notice in accordance with
Section 4.02(a) (or such longer or

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shorter period as the parties may agree) (each, a "Manufacturing Negotiation
Period"), the parties shall negotiate in good faith regarding whether and on what terms the Non-Developing Party will manufacture the applicable Modern Health Care Product (or component thereof); PROVIDED, HOWEVER, that if the Non-Developing Party has no interest in manufacturing such Modern Health Care Product, it shall promptly so inform the Developing Party of this fact, thereby terminating the Manufacturing Negotiation Period.

          (c) The Developing Party shall not enter into any agreement with any person other than the Non-Developing Party, in each case with respect to the manufacturing of any Modern Health Care Product (or component thereof) referred to in Section 4.03(a) until the earlier of (i) the expiration of the applicable Manufacturing Negotiation Period or (ii) the time when the parties have agreed not to pursue such manufacturing collaboration.

          (d) After the expiration of such Manufacturing Negotiation Period, the Developing Party shall not be restricted in any way under this Article IV from discussing or negotiating with any person, or entering into any agreement, regarding the Modern Health Care Product that was the subject of such Manufacturing Negotiation Period.

          SECTION 4.03. SUPERSEDING RIGHTS OF DEVELOPING PARTY. Notwithstanding anything in Section 4.02 to the contrary, with respect to any Modern Health Care Product (or component thereof), the Non-Developing Party shall have no rights and the Developing Party shall have no obligations under such Section 4.02 with respect to the manufacturing of such Modern Health Care Product (or component thereof) under any of the following circumstances:

          (a) if any third party has, or acquires at any time before product development is substantially complete, a contractual right to manufacture, or to participate in the determination of the manufacturing plan for, such Modern Health Care Product (or component thereof) on behalf of the Developing Party; or

          (b) if the Non-Developing Party is not competent to manufacture such Modern Health Care Product (or component thereof).


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                                                                              13

          SECTION 4.04. TANOX. If CGL requests, the parties shall negotiate in good faith regarding the terms on which Chiron will manufacture monoclonal antibodies arising from CGL's collaboration with Tanox.

                                    ARTICLE V

                              ACCESS TO TECHNOLOGY

          SECTION 5.01. CHIRON'S ACCESS TO CGL'S DEVELOPMENT COMPOUNDS. At Chiron's request, CGL shall negotiate with Chiron in good faith regarding the terms on which CGL shall provide Chiron with access (including development and commercialization rights) to CGL's biotechnology and pharmaceutical development compounds; PROVIDED, HOWEVER, that CGL shall have no obligation to provide access or to negotiate with Chiron regarding the provision of access to any compound (i) that is currently under active development by CGL, (ii) that CGL has determined in good faith to reserve for development on its own, or (iii) with respect to which CGL is contractually restricted from providing access to Chiron and PROVIDED, further, that nothing in this Section 5.01 shall preclude Chiron from making a Collaboration Proposal under Article II with regard to any compound of CGL (other than those described in clause (iii)), all subject to the requirements of Article II. From time to time, CGL will advise Chiron of the compounds available under this Section 5.01, together with sufficient information to reasonably evaluate its rights hereunder (but without the disclosure of any information that CGL determines to treat as confidential).

          SECTION 5.02. ACCESS TO TECHNICAL EXPERTISE AND KEY TECHNOLOGIES.
(a) Subject to Section 5.02(b), in the event that either party (a "Requesting Party") reasonably requests the assistance of the other party (the "Non-Requesting Party") in connection with a project of the Requesting Party, then, subject to Section 5.02(b), the Non-Requesting Party shall explore and attempt in good faith to render such assistance. If the parties agree, such assistance may include access to Intellectual Property of the Requesting Party upon commercially reasonable terms (including compensation to the Non-Requesting Party through a royalty on any products resulting from such access or in such other form as the parties may agree).

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                                                                              14

          (b) The rights of a Requesting Party with respect to any requested Intellectual Property shall be subject to the following:

          (i) the Non-Requesting Party shall not be required to enter into such agreement or provide any such access if in its good faith judgment the provision of such access would materially impair or disadvantage any then-existing business strategy of such Non-Requesting Party, including, without limitation, impairment of or disadvantage to any project of the Non-Requesting Party then existing or planned in good faith for the future, or any strategy of the Non-Requesting Party with respect to the licensing or exclusive retention for internal use of the requested technology;

          (ii) the Non-Requesting Party shall have no obligation to provide access or assistance under this Section 5.03 if in its good faith judgment such action would violate any rights of third parties in or to the applicable Intellectual Property pursuant to contracts entered into or under negotiation by the Non-Requesting Party prior to the day on which access to such Intellectual Property was requested by the Requesting Party;

          (iii) the Non-Requesting Party shall have no obligations to provide access under Section 5.03 to requested Intellectual Property if in the good faith judgment of the Non-Requesting Party such access would adversely affect its competitive position;

          (iv) the Requesting Party shall use any such requested Intellectual Property only in connection with the project that is the subject of the applicable request, and shall have no right to assign, license, sublicense or otherwise transfer any rights in or to such requested Intellectual Property to any third party; and

          (v) the Non-Requesting Party shall, except as provided in a Technology Access Agreement or as otherwise agreed by the parties, retain all rights to (A) use any such requested Intellectual Property and (B) assign, license, sublicense and otherwise transfer to third parties any such requested Intellectual Property.


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                                                                              15

                                   ARTICLE VI

                                OUT-LICENSING MFN

          SECTION 6.01. MOST FAVORED NATION STATUS FOR LICENSING OF TECHNOLOGIES. Notwithstanding anything herein to the contrary, to the extent that either party after the Effective Date decides to make any Modern Health Care Intellectual Property or any Modern Health Care Product generally available to third parties for licensing on a non-exclusive basis, such party shall, at the option and request of the other party, license or grant such rights in or to such Modern Health Care Intellectual Property or Modern Health Care Product to such other party on terms that are no less favorable to such other party than the terms on which such Modern Health Care Intellectual Property or Modern Health Care Product is licensed or made available to the most favored third party.

                                   ARTICLE VII

                                  MISCELLANEOUS

          SECTION 7.01. EFFECTIVE DATE. This Agreement shall become effective as of the time of the Closing (as defined in the Investment Agreement) (the "Effective Date").

          SECTION 7.02. TERMINATION. This Agreement shall terminate upon the first to occur of the following: (i) after the Effective Date CGL and its affiliates beneficially own less than 30% of the Company's Voting Stock or (ii) the parties shall have mutually agreed in writing to terminate this Agreement; PROVIDED, HOWEVER, that all manufacturing, marketing and research collaboration arrangements and agreements entered into hereunder, and all rights and obligations arising under such arrangements and agreements, shall continue in accordance with the terms thereof.

          SECTION 7.03. NOTICES. All notice, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, facsimile transmission, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as


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                                                                              16

     shall be specified in a notice given in accordance with this Section 7.04):

         If to CGL, to:

         Ciba Geigy Limited
         CH-4002
         Basle, Switzerland
         Attention: Dr. Martin Kuhn
         Facsimile: 41-61-6964898

         with a copy to:

         Ciba Geigy Limited
         CH 4002
         Basle Switzerland

         Attention: Dr. Herbert Gut
         Facsimile: 41-61-6965419

         If to Chiron, to:

         Chiron Corporation
         4560 Horton Street
         Emeryville, CA 94563
         Attention: President
         Facsimile: (510) 655-3282

         with a copy to:

         Attention: General Counsel
         Facsimile: (510) 654-5360

          SECTION 7.04. AMENDMENTS; WAIVERS. (a) No provision of this
Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise


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                                                                              17

thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          (c) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 7.05. SEVERABILITY. If any term or provision of this Agreement or the application thereof to either party or set of circumstances shall, in any jurisdiction and to any extent, be finally held invalid or unenforceable, such term or provision shall only be ineffective as to such jurisdiction, and only to the extent of such invalidity or unenforceability, without invalidating or rendering unenforceable any other terms or provisions of this Agreement or under any other circumstances, and the parties shall negotiate in good faith a substitute provision which comes as close as possible to the invalidated or unenforceable term or provision, and which puts each party in a position as nearly comparable as possible to the position it would have been in but for the finding of invalidity or unenforceability, while remaining valid and enforceable.

          SECTION 7.06. ENTIRE AGREEMENT; ASSIGNMENT. (a) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties hereto with respect to the subject matter hereof.

          (b) None of the parties to this Agreement shall assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto, except that either party may assign all or any of its rights and obligations hereunder to any of its wholly owned subsidiaries, which agree to be bound by the terms of this agreement; PROVIDED that no such assignment shall relieve either part of its obligations hereunder.

          SECTION 7.07. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person, other than the parties hereto and their respective permitted successors and assigns, any right, benefit or remedy of any nature or kind whatsoever under or by reason of this Agreement.

          SECTION 7.08. SPECIFIC PERFORMANCE. The parties hereto recognize and agree that immediate irreparable damages for which there is no adequate remedy at law would occur in the event that any provision of this Agreement is not performed in accordance with the specific terms hereof or is otherwise breached. It is accordingly agreed that in the event of a failure by a party to perform its obligations under this Agreement, the non-breaching party shall be entitled to specific performance through injunctive relief to prevent breaches of the provisions of this Agreement and to enforce specifically the provisions of this Agreement in any action instituted in any court having subject matter jurisdiction, in addition to any other remedy to which such party may be entitled, at law or in equity.

          SECTION 7.09. GOVERNING LAW; JURISDICTION. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed and to be fully performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be brought by the parties and heard and determined only in a Delaware state court or a federal court sitting in that State and the parties hereto consent to jurisdiction before and waive any objections to the jurisdiction of any such court.

          SECTION 7.10. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same agreement.

          SECTION 7.11. WAIVER OF JURY TRIAL. Each of the parties hereto hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort, or otherwise) arising out of or relating to this Agreement or the actions of any of them in the negotiation, administration, performance and enforcement hereof.


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                                                                              19

          SECTION 7.12. RELATIONSHIP OF THE PARTIES. The parties hereto are independent contractors under this Agreement. Nothing contained in this Agreement is intended, and should not be construed so as, to constitute Chiron and CGL as partners or joint venturers with respect to this Agreement or the subject matter hereof.


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                                                                              20

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        CHIRON CORPORATION,

                                        By /s/ William J. Rutter
                                        ----------------------------------------
                                           Name:
                                           Title:

                                        CIBA-GEIGY LIMITED

                                        /s/ Alex Krauer
                                        ----------------------------------------

                                        /s/ John Cheesmond
                                        ----------------------------------------